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                                                                     Exhibit 5.1

                     [LETTERHEAD OF O'MELVENEY & MYERS]


                                   November
                                   21st
                                   1997


                                                                     748,980-013
                                                                   LA1-764266.v3
(213) 669-6000

SDG&E FUNDING LLC
101 ASH STREET, ROOM 111
SAN DIEGO, CALIFORNIA  92101

            RE:  LEGALITY OF NOTES
                 -----------------
Ladies and Gentlemen:

            This opinion is delivered in connection with Amendment No. 4 to the Registration Statement on Form S-3 (the "Registration Statement") filed under the Securities Act of 1933, as amended (the "Act"), by SDG&E Funding LLC, a Delaware special purpose limited liability company (the "Note Issuer" and the "Registrant"), with the Securities and Exchange Commission (the "Commission") in connection with the registration by the Registrant under the Act, of rate reduction certificates (the "Certificates") to be issued by the California Infrastructure and Economic Development Bank Special Purpose Trust SDG&E-1 (the "Trust") and notes (the "Notes") to be issued by the Note Issuer, which underlie the Certificates. The Notes will be issuable in series (each, a "Series") under an Indenture (the "Indenture") to be entered into by and between the Note Issuer and the Trustee named therein (the "Note Trustee"). The Certificates and the Notes of each Series are to be sold as described in the Registration Statement and the prospectus and prospectus supplement relating to such Certificates and Notes.

            We have examined (i) the Registration Statement, (ii) the form of Indenture, as to be filed as an exhibit to the Registration Statement, pursuant to which the Notes are to be issued, and (iii) the form of Note Purchase Agreement to be

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Page 2 - SDG&E Funding LLC - November 21, 1997

executed by the Note Issuer and a certificate trustee (the "Certificate Trustee") on behalf of the Trust (the "Note Purchase Agreement"), as to be filed as an exhibit to the Registration Statement, pursuant to which the Certificate Trustee will acquire the Notes from the Note Issuer on behalf of the Trust. In addition, we have examined such instruments, documents and records as we deemed relevant and necessary as a basis for our opinion hereinafter expressed. In such examination, we have assumed the following: (a) the authenticity of original documents and the genuineness of all signatures; (b) the conformity to the originals of all documents submitted to us as copies; and (c) the truth, accuracy and completeness of the information, representations and warranties contained in the records, documents, instruments and certificates we have reviewed.

          Based upon the foregoing, and subject to the qualifications and limitations stated herein, it is our opinion that [when the Indenture has been duly authorized by appropriate corporate action and validly executed and delivered by the Note Issuer and the Note Trustee and the Notes of any Series or Class have been duly authorized by appropriate corporate action and duly executed, authenticated, issued and delivered in accordance with the provisions of the Indenture and paid for and sold as contemplated by the Note Purchase Agreement, the Notes of such Series or Class will constitute legally valid and binding obligations of the Note Issuer, enforceable against the Note Issuer in accordance with their terms, except as may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws relating to or affecting creditors' rights generally (including, without limitation, fraudulent conveyance laws) and by general principles of equity including, without limitation, concepts of materiality, reasonableness, good faith and fair dealing and the possible unavailability of specific performance or injunctive relief, regardless of whether considered in a proceeding in equity or at law. We note that you have previously received an opinion from Richards, Layton & Finger dated November 10, 1997 regarding, among other things, the authority of the Note Issuer to execute and deliver the Indenture.

          We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of our name wherever it appears in the Registration Statement and the prospectus contained therein.

                                         Respectfully submitted,

                                         /s/ O'Melveny & Myers LLP